As filed with the Securities and Exchange Commission on February 28, 2006

Registration No. 333-99235

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANSPORT CORPORATION OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1386925
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1715 Yankee Doodle Road, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN

(Full title of the plan)

Michael J. Paxton	Copy to:
President and Chief Executive Officer	John R. Houston, Esq.
Transport Corporation of America, Inc.	Robins, Kaplan, Miller & Ciresi L.L.P.
1715 Yankee Doodle Road	2800 LaSalle Plaza
Eagan, Minnesota 55121	800 LaSalle Avenue
Minneapolis, Minnesota 55402
(Name and address of agent for service)

(651) 686-2500

(Telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-99235) filed on September 6, 2002, pertaining to shares of common stock of Transport Corporation of America, Inc. (the “Company”), par value $.01 per share (the “Common Stock”), to be offered under the Chief Executive Officer Stock Option Plan.

The undersigned hereby removes and withdraws from registration all shares of the Company’s Common Stock and any additional securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota on February 28, 2006.

TRANSPORT CORPORATION OF AMERICA, INC.

By:	/s/ Michael J. Paxton
Michael J. Paxton
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Michael J. Paxton	President and Chief Executive Officer	February 28, 2006
Michael J. Paxton	(Principal Executive Officer) and Director

/s/ Keith R. Klein	Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting	February 28, 2006
Keith R. Klein	Officer)

/s/ Anton J. Christianson	Director	February 28, 2006
Anton J. Christianson

/s/ Thomas R. McBurney	Director	February 28, 2006
Thomas R. McBurney

/s/ William P. Murnane	Director	February 28, 2006
William P. Murnane

/s/ Charles M. Osborne	Director	February 28, 2006
Charles M. Osborne

/s/ Kenneth J. Roering	Director	February 28, 2006
Kenneth J. Roering

	Director	February 28, 2006
William D. Slattery